Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-118922, 333-127245 and 333-136726, 333-108719) and Form S-8 (Nos. 333-141823, 333-90950, 333-109058, 333-116589 and 333-125305) of Advanced Medical Optics, Inc. of our report dated March 3, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orange County, California

March 3, 2008